                                                                    EXHIBIT 10.1


                        CONTRACT OF LEASE AND RENT

GEORGIA, WARE COUNTY

          THIS CONTRACT of Lease and Rent, sometimes referred to as "Agreement" and sometimes referred to as "Lease", made and entered into as of the 30th day of December, 1993, by and between WAYCROSS AND WARE COUNTY DEVELOPMENT AUTHORITY, hereinafter sometimes called "Authority," a public Georgia Corporation, as Lessor, and General Manufactured Housing, Inc., a Georgia Corporation with offices in Ware County, Georgia, for the purposes of this agreement hereinafter sometimes called "Company," and sometimes called Lessee,

                      W  I  T  N  E  S  S  E  T  H :

          WHEREAS, the Authority, an instrumentality of the State of Georgia, and a public corporation, created under an Amendment to the Constitution of the State of Georgia and an Act of the Georgia General Assembly (Georgia Laws 1953, November-December Session, Page 266, et seq.; Georgia Laws 1955, Page 2840, et seq.) to develop and promote for the public good and welfare, jobs and payrolls in industry, agriculture, commerce, natural resources, vocational training and the making of long-range plans for the coordination of such development, promotion and expansion within the area of the City of Waycross and Ware County, Georgia, having full lawful power and authority to enter into this Contract of Lease and Rent, has proposed and does hereby propose that it shall:

          (a) Borrow the sum of $613,727.63 from The Patterson Bank (Lending Institution), and grant to Lending Institution a Deed to Secure Debt for real property located in the County of Ware, State of Georgia, and described in Exhibit "A" hereto, together with all easements, tenements, hereditaments, appurtenances, rights, privileges and immunities thereto belonging or appertaining (hereinafter sometimes called "the Lease Premises"), to the Company for rentals and upon the terms and conditions herein set forth; and

          WHEREAS, the Company desires to accept the proposals of the Authority and enter into this Agreement; and

          WHEREAS, the Authority intends to give a note ("Note") and Deed to Secure Debt ("Deed to Secure Debt") to Lending
Institution for the loan to improve the Leased Premises and personal property fixtures; and

          WHEREAS, on December 21, 1993 at 5:00 o'clock p.m. the Authority, after public notice, duly published in the official organ of Ware County, Georgia, held a public hearing to discuss and consider the proposed project; and

          WHEREAS, on December 21, 1993 the Commission, in a regular public meeting, considered said project and adopted a resolution approving the terms as set forth herein and as set forth in the Installment Promissory Note and Deed to Secure Debt between the Authority and the Lending Institution, executed contemporaneously herewith.

          NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth and the mutual benefits to flow to each of the parties hereto, the Authority and the Company do hereby covenant and agree as follows:

                              ARTICLE I

                         Grant of Lease and Term

1.01 Authority hereby leases to Lessee, and Lessee hereby takes and hires from Authority, the leased premises described on Exhibit "A" and the leased equipment described on the attached Exhibit "B" attached hereto, for a term, beginning the date hereof and ending December 30, 2008, unless terminated prior thereto or renewed, all as hereinafter permitted and provided.

                               ARTICLE II

                   Indebtedness Against Leased Premises

2.01 It is contemplated that, contemporaneously with the closing hereof, The Patterson Bank, hereinafter referred to as "Lending Institution", shall lend to the Authority the sum of $613,727.63 to be secured by a Deed to Secure Debt upon the leased premises. The loan made contemporaneously herewith shall be payable $6,600.00 monthly commencing January 15, 1994 and in the same amount on the 1st day of each month thereafter until a total of 180 such payments have been made. Reference is hereby made to the Adjustable Rate Installment Promissory Note (Note) and it is incorporated herein by reference. The monthly installment may adjust as set forth in said Note.

                            ARTICLE III

                               Rent

3.01 The Lessee shall pay monthly rental, in advance, in the sum of $6,600.00 on the 15 day of each month commencing
January 15, 1994 for 180 months. Then the monthly rental shall be adjusted in the same amount, manner, and at the same time as the adjustments to the monthly installment from the Authority to the Lending Institution as set forth in 2.01, above. In other words the monthly rental for each month during the term hereof shall be equal to the monthly installment paid from the Authority to the Lending Institution.

3.02 The Lessee shall pay as additional rent all water, sewer and utility charges that are imposed upon the project, however, Lessee shall have the right in its own or in the Authority's name, or both, to contest the validity of the amount of such water, sewer or utility charge by appropriate proceedings timely instituted; provided further, however, that the Lessee give the Authority written notice of its intention to contest such charges, and provided that the Lessee agrees to hold the Authority harmless from any costs and expenses the Authority may incur by reason of such contest and provided that the Lessee shall pay promptly any valid final judgment enforcing any such charge.

3.03 As additional rent, the Lessee, in addition to all other payments provided for herein, shall pay to the Authority, in addition to the sum required in the previous lease and in lieu of ad valorem taxes, sums as are provided for under Section 4.03.

                              ARTICLE IV

                        Taxes and Assessments

4.01 The Lessee covenants that it will pay all taxes or assessments in connection with the leased premises, if any, which my be levied or assessed upon the Authority or upon the Lessee or upon the property under this Lease when the same shall become due, provided, however, that the Lessee shall not be required to pay nay such taxes or assessments so long as the Lessee in good faith contests the same.

4.02 The Lessee has entered into this Lease in contemplation that under the laws of the State of Georgia, the leased premises and all parts thereof which are owned by the Authority on January first of each year and this Lease are not subject to ad valorem taxes for that year. Authority covenants that it will not part with fee simple title to the leased premises or any part thereof (except with the Lessee's written consent) during the primary terms hereunder and that it will not take any action that may reasonably be construed as tending to cause or induce a levy or assessment of the ad valorem taxes on the Project or any part thereof or on this Lease, and should any such levy or assessment be threatened or occur, the Authority shall, at the Lessee's request, cooperate fully with the Lessee in all reasonable and lawful ways to prevent or contest any such levy or assessment.

4.03 Except as set forth below in Paragraph 4.05, during such time as the leased real property is not subject to ad valorem taxes, and in addition to the sums required in the other terms of this lease, for each year that the Lease is in effect, Lessee agrees to pay to Authority a portion of the amount of taxes that would have been assessed against the property for that year if the property were subject to ad valorem taxes. For the 1994 tax year Lessee shall pay to Authority 1/15 of the 1994 tax amount. For the 1995 tax year Lessee shall pay to Authority 2/15 of the 1995 tax amount. For each year thereafter the amount to be paid by Lessee pursuant to this subparagraph 4.03 shall be determined by adding 1/15 to the fraction used for the previous year to determine payments pursuant to this paragraph, multiplied by the taxes that would have been assessed against the property for that year if it were subject to ad valorem taxes; provided, however, that the sums to be paid pursuant to this subparagraph 4.03 in any year shall never exceed 100% of the tax amount for that year.

4.04 Except as set forth below in Paragraph 4.05, during such time as the leased equipment is not subject to ad valorem taxes, in addition to the sums required to be paid under the other terms of this Lease, for each year that the Lease is in effect, Lessee agrees to pay to Authority, a portion of the amount of taxes that would have been assessed against the property if it were subject to ad valorem taxes. For the 1994 tax year Lessee shall pay to Authority 1/10 of the 1994 tax amount. For the 1995 tax year Lessee shall pay to Authority 2/10 of the 1995 tax amount. For each tax year thereafter, the sums to be paid by Lessee pursuant to the terms of this subparagraph 4.04 shall be determined by adding 1/10 to the fraction used for the previous year to determine the payments pursuant to this paragraph, multiplied by the taxes that would have been assessed against the property for that year if it were subject to ad valorem taxes; provided, however, that the sums to be paid pursuant to this subparagraph
4.04 in any year shall never exceed 100% of the tax amount for that year.

4.05      A.   For the years 1994, 1995 and 1996, Lessee shall
make payments in lieu of taxes as set forth in Paragraph 4.03 and
4.04 of this Article IV.

          B. The parties are entering into this Lease and the related transactions with the expectation that it will lead to job growth and payroll growth above Lessee's 1993 employment and payroll levels. Lessee's 1993 employment is 290 employees and its 1993 payroll is $6,600,000.00. Lessee represents that (1) it expects to increase its 1993 employment by 75 employees, or from 290 to 365 and (2) further expects to increase its 1993 payroll by $1,125,000.00 or from $6,600,000.00 to $7,725,000.00. For years beginning in 1997 and throughout the remaining term of the lease, the parties shall review the actual average payroll increase and number of jobs increase and determine payments in lieu of taxes as set forth below.

          C. 1. To determine the payment in lieu of taxes for 1997 and subsequent years the parties shall use the following procedure:

                    a.  Determine the average number of employees
(as limited below) employed by Lessee during the years 1994, 1995 and 1996.

                    b.  From that number subtract the number 290.

                    c.  The resulting number shall be the
numerator of Fraction One and the denominator shall be the number
75.

               2. a. In like manner determine the average payroll of Lessee during the years 1994, 1995 and 1996 (as limited below).

                    b.  From that average subtract $6,600,000.00.

                    c.  Such number shall be the numerator of
Fraction Two and the denominator shall be $1,125,000.00.

               3. If both of said fractions are one (1) or greater, then the payment in lieu of taxes for real property and improvements for the year 1997 shall be 4/15 of the 1997 tax amount as determined pursuant to Section 4.03 and not adjusted pursuant to this paragraph. The payment in lieu of taxes for the year 1997 for equipment and personal property shall be 4/10s of the 1997 tax amount, as determined pursuant to Section 4.04 and not adjusted pursuant to this paragraph.

               4. If either fraction (i.e. lower fraction) is less than "1" then the payment in lieu of taxes shall be adjusted and determined in the following manner:

                    Step 1. From the applicable tax amount for 1997 (pursuant to Section 4.03 and 4.04) subtract the amounts of payments in lieu of taxes for 1997 pursuant to Sections 4.03 and 4.04, unadjusted pursuant to this Section 4.05.

                    Step 2.   Multiply the result from Step 1 by
the lower fraction. That amount shall be the tax savings for 1997.

          For 1997, Lessee shall pay in lieu of taxes the applicable taxes for 1997 less and except the tax savings for 1997 as determined pursuant to this Step.

          D. To determine the payment in lieu of taxes for 1998 and all subsequent years, the parties shall use the same procedure except that in Step C.1.a. (above) they shall determine the average number of employees employed by Lessee for the 3 previous years (e.g. for 1998, they shall average 1995, 1996, and 1997 employees), and in Step C.2.a. (above) they shall determine the average payroll of Lessee for the 3 previous years (e.g. for 1998, they shall average 1995, 1996,and 1997 payroll); further in Step 1, the Parties shall use the tax amount for that tax year pursuant to Section 4.03 and 4.04 (e.g. 1998 the applicable fractions shall be 5/15 for real property and 5/10 for personal property.

          E. Payments in lieu of taxes shall be due and payable on the same date that State and County taxes are due.

          F. For a person to be considered an employee pursuant to the terms of this Article IV, he must work not less than 1000 hours during the calendar year.

          G. In determining payroll increases for the purposes of this Article IV, no increases in income to "highly compensated employees" shall be considered. The term "highly compensated persons" shall have the same meaning as that term has in the Internal Revenue Code.

          H. The Parties understand and agree that Lessee's payroll and employment records are confidential. Lessee shall permit Authority's designated accountant to see only such employment and payroll records as are necessary to make the calculations and determinations pursuant to this Article. The Parties agree to maintain the confidentiality of all such records provided that the Parties can use the totals determined for the purposes of this Article but for no other purposes.

                              ARTICLE V

                           Use of Premises

5.01 The Lessee agrees that in the use and occupancy of said leased premises it will at all times comply with all applicable sanitary and safety laws, rules and regulations and will commit no nuisance and will permit no nuisance upon the premises by others.

5.02 The Lessee agrees that during the term of this Lease, including any renewal periods thereof, if any, it will make all necessary repairs and will keep and maintain leased premises, including all building and improvements thereon and appurtenances thereto belonging, in good repair at its own cost; and upon the expiration or termination of this Lease or any renewal periods thereof,it will surrender the Project and the improvements thereon and appurtenances thereto belonging to the Authority in as good a condition as prevailed at the time of the beginning of occupancy by the Lessee, ordinary wear and tear and acts of God and condemnation excepted.

                              ARTICLE VI

                              Insurance

6.01 Upon the execution of this Lease, and thereafter throughout the term thereof, including the renewal period, if any, the Lessee agrees to keep, or cause to be kept, the building and other improvements of leased premises insured against loss or damage by fire with Uniform Standard Extended Coverage Endorsement covering perils of windstorm, hail, explosion, riots, civil commotion, aircraft, vehicles and smoke (except as limited or obtainable in the present Uniform Standard Extended Coverage Endorsement), and such other casualties and events as may be provided for under Uniform Coverage at all times in amounts sufficient to prevent the Authority or the Lessee from becoming a co-insurer, within the terms of applicable policies, and at least to an amount equal to ninety percent (90%) of the full insurable value thereof, and to pay all premiums thereon. All such insurance policies shall be in companies which are authorized to transact business and are in good standing in the State of Georgia. The Authority retains the privilege of approving or disapproving the policy or policies taken out by the Lessee under this Article, however, Authority will not be unreasonable in the exercise of this privilege. Each policy shall be so written or endorsed to make losses, if any, payable to the Authority, the lending institution, and the Lessee, as their respective interest may appear; and each policy shall have standard mortgage clauses attached thereto, payable to the lending institutions as their interest may appear. The original of all insurance policies shall be deposited with and retained by Lessor, or by Lending Institution. The Lessee may insure such property under a blanket insurance policy or policies which not only cover such property but other properties also, in which event the coverage may conform to the blanket policy or policies. Lessee may deposit with Authority a certificate or certificates of insurance in lieu of the original policy or policies but Authority shall have the right to inspect said original policy or policies to determine the extent of the coverage.

6.02 The Lessee agrees that it will carry public liability insurance against liability for injuries or the death of persons resulting from injuries occurring on or in any way relating to the leased premises and for damages to property occurring on or in any way related to the leased property in the minimum amount of $100,000 for the death of or personal injury to any one person, $300,000 for total personal injury and death claim resulting from any one accident, and $50,000 for property damage.

6.03 Not less than fifteen (15) days prior to the expiration date of the expiring policies, originals of the insurance policies provided for in this Article, each bearing notations evidencing payment of premiums or other evidence of such payment satisfactory to the Lending Institution shall be delivered by the Lessee to the Authority or to the Lending Institution. In case the Lessee neglects to insure or keep insured the improvements, buildings or structures, as herein provided, or shall neglect to procure or pay for any policies of insurance or renewals thereof to be procured and paid for by the Lessee under this Lease, the Authority or the lending institution, may, but shall not be obligated to procure or renew such insurance, and the amount so paid therefor by the Authority or Lending Institution shall be recovered from the Lessee at the next rent payment day after said payment.

                              ARTICLE VII

                              Alterations

7.01 The Lessee shall have the privilege of remodeling the buildings or making improvements to the real property covered by the Project from time to time, as in its discretion, it may determine to be desirable for its uses and purposes, and upon the obtaining of the written approval of the Authority. The cost of such improvements and remodeling shall be paid for by the Lessee and shall be the property of the Authority, subject to the terms of this Lease; provided, however, the Lessee shall have the right to remove from the leased premises at any time before the expiration or termination of the Lease, and while it is in good standing with reference to the payments of rent and performance of other obligations hereunder, any machinery, fixtures, equipment, appliances or other personalty placed in or upon the leased premises by the Lessee, which have been placed therein at the sole expense of the Lessee using funds other than those furnished by Authority, whether attached to the realty or not, which can be removed without material damage to the existing buildings or structures, or in the event such removal causes damage to the existing building or structures, restoration and repair of such damage shall be made at the sole expense of the Lessee. Approval by Authority to alterations by Lessee as provided for in this Article will not be unreasonably withheld, and said approval shall be granted providing said alterations do not impair the operating unity or materially alter the character or diminish the value of the leased premises. Authority agrees to execute a landlord's waiver of lien or similar document as Lessee may reasonably request as to any machinery, removable fixtures, equipment, appliances or other removable personalty as Lessee may acquire, whether by purchase or lease, and install on the leased premises, to facilitate Lessee's financing of the purchase or leasing thereof.

                             ARTICLE VIII

                         Damage or Destruction

8.01 If the buildings situated upon the leased premises and/or the personal property leased shall be damaged or either partially or totally destroyed by fire, flood, windstorm or other casualty at any time during the primary term of this Lease, there shall be no abatement or reduction in the rent payable by the Lessee to the Authority, and the Lessee shall repair, store and/or replace such damage or damages, at its own cost to the condition existing immediately prior to such damage or destruction as nearly as possible, but the total amount collected under any and all policies of insurance covering such casualty shall be paid into a special fund, and such total amount shall be paid to the Lessee at the Lessee's election, either upon the completion of such repairs of such damages and the restoration of the damaged or destroyed buildings, structures and improvements and/or personal property, or periodically as such repair and restoration progress. All payments shall be made only upon a certification by the Treasurer of the Authority and by the architect or engineer of the Authority for such Project, which certification shall be given as the restoration or repair work is in fact made by the Lessee. Such restoration, repairs or replacement may be made in a manner so as to make the facilities more useful. In the event the Lessee shall fail to repair, restore, or replace and pay the cost of repairing, restoring or replacing any damage or destruction of improvements and/or personal property on the leased premises which may be caused by any of the hazards above referred to, after the lapse of reasonable time and after thirty days written notice given by the Authority to the Lessee, and the failure of the Lessee to commence repairs within said thirty-day period, the Authority may do so and recover the reasonable cost thereof from the Lessee, less whatever amount the Authority may collect under any policy or policies of insurance covering such damage or losses.

8.02 Notwithstanding anything to the contrary that may be hereinbefore provided in this section, in the event said building or buildings cannot lawfully be repaired and restored or reconstructed or in the event said building or buildings cannot lawfully be replaced by a new building or buildings as hereinbefore in this section required or permitted to be done, or if for any other reason it shall not be economically feasible and practicable to repair and restore or reconstruct said building or buildings or to replace such building or buildings with such new building or buildings so that same will be sufficient for the then needs and use of the Lessee, then the Lessee shall not be required and the Authority shall not be entitled to repair or restore or reconstruct or replace said building or buildings as hereinbefore in this section; provided, the Lessee shall have, and is hereby granted, the option to purchase the leased premises. To exercise such option, the Lessee shall within 30 days following the damage or destruction give written notice to the Authority and shall specify therein the date of closing of such purchase, which date shall not be less than 15 days nor more than 45 days from the date such notice is mailed. The purchase price, which shall be payable by the Lessee in cash at closing, shall be a sum that, when added to the amount the Authority may collect under any policy or policies of insurance covering such damage or losses, will be sufficient to repay and release or satisfy in full the then remaining principal balance under said indebtedness secured by the leased premises in the original principal amount of $613,727.63, with all accrued interest thereon to the date of payment, plus (1) any actual out-of-pocket expense in closing the sale by Authority, plus (2) One Dollar. The Authority will execute and deliver to Lessee, upon payment in cash of the purchase price, a Warranty Deed to the property, and this Lease shall thereupon terminate.

                             ARTICLE IX

                         Indemnity Agreement.

9.01 In addition to the other terms and conditions herein Lessee agrees to furnish to Lessor, in a form reasonably acceptable to Lessor, an Agreement to indemnify Lessor and hold Lessor harmless with respect to any deficiency that may result from any default by Lessee during the term of this Lease.

                             ARTICLE X.

                            Condemnation

10.01 If the whole or any part of the leased premises shall be taken or condemned by a competent authority for any public use or purpose, then and in that event any award or compensation or damages recovered on account of any such taking or condemnation, less any expense, including counsel fees incurred in litigating, arbitrating, compromising or settling any claim arising out of such condemnation, shall be disposed of in the following manner:

               (a) If such taking or condemnation shall invoke the taking or condemnation in whole or in part of the structural portion of the main building situated on such premises to such extent that said building is thereby rendered unsuitable for usage thereof by the Lessee, the entire amount of the award or compensation or damages recovered on account of such taking or condemnation shall promptly, when received or collected, be deposited in a special fund to be used as hereinafter in this subsection (a) provided, and there shall be an account of such taking or condemnation no abatement or reduction in the rent payable by the Lessee to the Authority during the balance of the primary term of this Lease. The Lessee at its own cost shall, if the same can lawfully be done, repair and restore said building in the event of any such partial taking or condemnation, or shall reconstruct said building or construct a new building or buildings suitable for the needs and use of the Lessee as it may elect, in the event said building be wholly taken or condemned, or be taken or condemned to such an extent as to render said building unsuitable for economical usage; but the total amount of such award, compensation or damages paid to the Authority as aforesaid shall in that event be paid over to the Lessee, at the Lessee's election either upon the completion of such repairs and restoration or of such reconstruction or construction or periodically as such repairs and restoration or such construction or reconstruction progress (but limited to the extent of the cost of same), and shall be applied by the Lessee to the payment of the cost thereof or, if such cost has already been paid by the Lessee, to reimburse it for such cost, provided, however, that the aggregate sum or sums paid shall in no event exceed the actual cost of such repairs and restoration of such reconstruction or construction.

10.02 Any surplus of such award or compensation or damages remaining after the completion of any payment for such repairs and restoration of such reconstruction or construction shall be retained by Authority.

10.03 In the event the Lessee shall fail to repair and restore or to reconstruct or to replace and pay the cost of repairing and restoring or of reconstructing or replacing said building as it is obligated by this section to do, after the lapse of a reasonable time and after due notice is given by the Authority to the Lessee, the Authority may repair and restore or reconstruct said building and recover the reasonable costs thereof from the Lessee, less whatever amount the Authority may collect from the funds representing any such award or compensation or damages recovered on account of any such taking or condemnation of the leased premises and paid to the Authority.

10.04 Notwithstanding anything to the contrary that may be hereinbefore provided in this section, in the event said building cannot lawfully be repaired and restored or reconstructed or in the event said building cannot lawfully be replaced by a new building or buildings as hereinbefore in this section required or permitted to be done, or if by reason of the reduction in size, shape or dimension of the leased premises on which said building is situated or for any other reason it shall not be economically feasible and practicable to repair and restore or reconstruct said building or to replace such building with such new building or buildings so that same will be sufficient for the then needs and use of the Lessee, then the Lessee shall not be required and the Authority shall not be entitled to repair or restore or reconstruct or replace said building as hereinbefore in this section provided, if the Lessee shall exercise the following option; and in which event the Lessee shall have, and is hereby granted, the option to purchase the leased premises. To exercise such option, the Lessee shall within 30 days following the taking under exercise of the power of eminent domain (or conveyance in lieu thereof) give written notice to the Authority and shall specify therein the date of closing of such purchase, which date shall not be less than 15 days nor more than 45 days from the date such notice is mailed. The purchase price, which shall be payable by the Lessee in cash at closing, shall be a sum that, when added to the award, compensation or damages, will be sufficient to repay and release or satisfy in full the then remaining principal balance under said indebtedness secured by the leased premises (1) in the face amount of $613,727.63 with all accrued interest thereon to the date of payment, plus (2) any actual out-of-pocket expense in closing the sale by Authority, plus (3) One Dollar.
The Authority will execute and deliver to Lessee, upon the payment in cash of the purchase price, a Warranty Deed to the property, and this Lease shall thereupon terminate.

                            ARTICLE XI

                              Default

11.01 It is made a condition under this Lease that if the Lessee shall fail to pay any one or more rent installments, as called for by this Lease, for a period of fifteen (15) days after the same becomes due and payable, the Authority, at its option, may, after thirty (30) days written notice and failure of the Lessee to pay such rental installment within the said thirty (30) days, cancel and terminate the Lease and recover possession of the leased premises, such notice to be given as provided in
Article XXI herein.

11.02 It is further agreed that if the Lessee shall default in the performance of any other of the terms, provisions, covenants or conditions in its part to be performed, kept or observed hereunder, then and in any such event the Authority at its election may terminate this Lease at any time thereafter and recover possession of the leased premises and personal property by giving thirty days written notice, as provided in Article XXI herein; and at the expiration of such thirty day period, this Lease and all of the right and interest herein granted to the Lessee, including any option privileges, shall cease and terminate unless within such thirty day period all such default or defaults shall have been cured, except in the event that the curing of such default takes more than thirty days and the Lessee is proceeding to cure the default as soon as possible.

11.03 If the right of the Lessee to the use, occupancy and possession of the leased premises shall be terminated in any way, then the Authority shall use its best efforts to relet said premises or any part thereof for the account and benefit of the Lessee for such renewal terms to such persons, firms, or corporation and for such periods or period as may be fixed and determined by the Authority, and the Authority shall not unreasonably refuse to accept or receive any suitable occupant or tenant offered by the Lessee. The Authority shall not otherwise be required to do any act whatsoever or exercise any diligence whatsoever in or about the procurement of another occupant or tenant to mitigate the damages to the Authority, and if a sufficient sum shall not be received from any reletting to satisfy the rental payments hereby agreed to be made by the Lessee, after paying the expenses of reletting and collection, then the Lessee hereby agrees to pay and satisfy any such deficiency if, as and when the same exists; provided, however, any excess rentals from any such reletting shall be credited to any rental due or to become due by the Lessee.

                            ARTICLE XII

                    Indemnification of Authority

12.01 The Lessee covenants that at all times it will protect and hold the Authority harmless against claims for losses, damage or injury, including death of or injury to the person or damage to the property of others resulting from a wrongful or negligent act or default of the Lessee, its agents, servants or employees, in, on or about the leased premises, including the driveways, sidewalks and roadways thereof, or for any other violations by the Lessee of the terms of this Lease; and it is understood and agreed that the Authority shall not be liable for any damage or injury to the persons or property of the Lessee or its agents, servants or employees, or any other person who may be upon the leased premises, due to any act or negligence of any person other than the Authority, its agents, servants and employees, or caused by fire, water, steam, gas, sewage, electric current, or by the breaking, leaking or destruction of pipes, or by an explosion, and that all personal property brought upon the leased premises by the Lessee, its servants, agents or employees, shall be at the sole risk of the Lessee or of said agents, servants or employees, and the Authority shall not be liable for any damage thereto or destruction thereof, except as in this paragraph provided.

                           ARTICLE XIII

                       Remedies of Authority

13.01     The Lessee agrees that the rights and remedies of the

Authority under this Lease shall be cumulative and shall not exclude any other rights and remedies of the Authority allowed by law, and failure to insist upon the strict performance of any of the covenants and agreements herein set forth or to declare a forfeiture for any violation thereof shall not be considered or taken as a waiver or relinquishment for the future of the Authority's right to insist upon and to enforce by mandamus or other appropriate legal remedy a strict compliance by the Lessee with all of the covenants and conditions hereof, or of the Authority's rights to declare a forfeiture for a violation of any covenants or conditions, if such violation be continued or repeated, or of the Authority's right to recover possession of the leased premises by reason thereof.

                                ARTICLE XIV

                               Force Majeure

14.01 In case, by reason of FORCE MAJEURE, either party hereto shall be rendered unable to wholly or in part carry out its obligations under this Lease, other than the obligation of the Lessee to make the rental payments required under the terms hereof, then, except as otherwise provided in this Lease, if such party shall give notice and full particulars of such Force Majeure in writing to the other party within a reasonable time after the occurrence of the event or cause relied on, the obligation of the party giving such notice, so far as they are affected by such Force Majeure, shall be suspended during the continuance of the inability then claimed, but for no longer period, and such party shall endeavor to remove or overcome such inability with all reasonable dispatch. The term "FORCE MAJEURE", as employed herein, shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, orders of any kind of the Government of the United States or the State of Georgia, or any civil or military authority, insurrection, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, droughts, arrests, restraining of government and people, civil disturbances, explosion, breakage or accidents to machinery, transmission pipes or canals, partial or entire failure of utilities or any other cause not reasonably within the control of the party claiming such inability. It is understood and agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the party having the difficulty and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is unfavorable in the judgment of the party having the difficulty.

                              ARTICLE XV

                    Bankruptcy, Dissolution and Merger

15.01 The Lessee agrees that in the event a receiver should be appointed by a court of competent jurisdiction to take charge of the business or assets of the Lessee, or in the event the Lessee is adjudicated a bankrupt, whether voluntary or involuntary proceedings, and such receivership or bankruptcy proceedings are not dismissed within a period of sixty days, all rent for the entire remaining term of this Lease shall forthwith and automatically become due and payable in cash from the Lessee to the Authority, and the Lessee shall immediately pay to the Authority, without demand, the aggregate amount so payable.

                              ARTICLE XVI

                             Future Rentals

16.01 Payments may be made by the Lessee to the Authority representing future monthly rentals, which shall apply on the last rental payment due under this Lease, but same shall not in any way alter or suspend any other obligations of the Lessee under the terms of this Lease, and the Lessee shall continue to perform and be responsible for the performance of all other terms and provisions, including but not by way of limitation, obligations to maintain and insure the premises at their own expense.


                             ARTICLE XVII

                              Inspection

17.01 The Lessee agrees and covenants that the Authority, or its agent, at all reasonable times and during all reasonable hours shall have free access to the demised premises for the purpose of examining or inspecting the condition of same, or of exercising any rights or powers reserved to the Authority under the terms and provisions of this Lease.

                            ARTICLE XVIII

                         Option to Purchase

18.01 Notwithstanding any of the other terms and conditions herein, the Authority does hereby grant to Lessee the right and option to purchase the leased premises during the term of this Lease and any renewal hereof. The purchase price shall be One Hundred Dollars and the unpaid principal balance with all accrued interest to the date of payment due by the Authority upon the note and Deed to Secure Debt to The Patterson Bank described in
Article II hereof, plus any actual out-of-pocket expenses in closing the sale by the Authority to the Lessee. The Authority will execute and deliver to Lessee, upon the payment in cash of the purchase price, a Warranty Deed to said property, upon the exercise of this option to purchase by Lessee.

          In addition, the Authority shall, upon the exercise of the option to purchase and payment of purchase price, assign to Lessee all rights, claims, and demands possessed by the Authority with respect to any damage, destruction, and/or condemnation of said property, including without limitation, all insurance policies.

                             ARTICLE XIX

                             Assignment

19.01 The Lessee may not assign or transfer this Lease or sublet the whole or any part of the leased premises, without the written consent of the Authority, provided, however, that any such assignment shall provide that the Lessee remain primarily liable to the Authority for the payment of all rentals and for the full performance of all the covenants and conditions of this Lease, and that assignee Lessee shall be required to fulfill any and all requirements of Georgia Law as to its authority to do business in this state. The Authority may assign this Lease without the permission of Lessee, either written or verbal.

                              ARTICLE XX

20.01 This Lease shall create the relationship of Landlord and Tenant between the Authority, as Lessor, and the Lessee, as Lessee, it being understood and agreed that no estate shall pass out of the Authority, and that the Lessee has only a usufruct, not subject to levy and sale except as in this Lease provided.

                           ARTICLE XXI

21.01 The Authority covenants and agrees that the Lessee, upon payment of the rental herein and performing and observing the covenants, conditions and agreements hereof upon the part of the Lessee to be performed and observed, shall and may peaceably hold and enjoy the leased premises during the terms hereof without any interruption or disturbance from the Authority, subject, however, to the terms of this Lease.

21.02 It is expressly understood and agreed that disbursements from the special fund (resulting from insurance proceeds or condemnation proceeds as provided for in Article VIII, Damage or Destruction and Article IX, Condemnation) for repairs, restoration, or replacement of improvements shall be made only with the prior written approval of the lending institution.

                            ARTICLE XXII

                              Notices

22.01 All notices, demands and requests, which may or are requested to be given from either party to the other, shall be in writing and shall be deemed to have been properly given when served personally on an executive officer of the party to whom such notice is to be given, or when sent postage prepaid by registered or certified mail (with or without requesting return receipt) by depositing thereof in a duly constituted United States Post Office or branch thereof in a sealed envelope as follows:

If intended for the Lessee:        General Manufactured
                                     Housing, Inc.
                                   P.O. Box 1449
                                   Waycross, GA  31502


or if intended for the Authority:  Waycross and Ware County
                                     Development Authority
                                   P.O. Box 137
                                   Waycross, GA  31502


22.02 Either party may change the address and name of the addressee to which subsequent notices are to be sent to it by notice to the other as aforesaid, but any such notice of change, as sent by mail, shall not be effective until the fifth (5th) day after it is mailed.

22.03 This Agreement shall survive any and all closings referred to herein or contemplated by the terms hereof.

          IN WITNESS WHEREOF, the Authority, being hereunto authorized by valid and subsisting resolutions duly adopted, has caused this Lease to be executed and delivered in its name and behalf and under its seal, by and through its Chairman and Secretary, and the Lessee being hereunto authorized by valid and subsisting resolutions duly adopted, has caused this Lease to be executed it its name and behalf and under its seal, by an through its Chairman and Secretary.

                                   WAYCROSS AND WARE COUNTY
                                   DEVELOPMENT AUTHORITY, LESSOR

                                   BY: /s/  [illegible]
                                             CHAIRMAN

                                   ATTEST: /s/  [illegible]
                                          SECRETARY
Signed, sealed and delivered
in the presence of:

 /s/  [illegible]
WITNESS

 /s/  [illegible]
NOTARY PUBLIC (SEAL)
My commission expires:  July 26, 1997
   stamped
                                   GENERAL MANUFACTURED HOUSING,
                                   INC.

                                   BY: /s/  Lannis Thomas
                                      PRESIDENT

                                   ATTEST: /s/  [illegible]
                                          SECRETARY

Signed, sealed and delivered
in the presence of:

 /s/  [illegible]
WITNESS

 /s/  [illegible]
NOTARY PUBLIC (SEAL)
My commission expires:  July 26, 1997
   stamped

                                EXHIBIT A


PARCEL ONE: All that tract of land in Ware County, Georgia, being a part of Land Lot No. 125 of the 8th Land District of Ware
County, Georgia, said tract described as follows: BEGINNING at a point on the western margin of Industrial Boulevard, in the Waycross-Ware County Industrial Park, at the southwestern corner of the intersection of Industrial Boulevard and Fulford Road;
thence from said beginning point S 18 1/2 ll' W a distance of 1045 feet to a point; thence S 85 1/2 53' W at an interior angle of 112 1/2 18' a distance of 432.3 feet to a point; thence N 18 1/2 11' E at an interior angle of 67 1/2 42' a distance of 1096 feet to the southerly margin of Fulford Road; thence S 87 1/2 36' E at an interior angle of 105 1/2 47' a distance of 415.6 feet to the point or place of beginning; Said tract of land containing approximately 9.82 acres of land and bounded on the north by Fulford Road; on the East by Industrial Boulevard; on the South by Scapa Drive; and West by other lands of Ware County, Georgia. Said tract is further described by a survey and plat made by C. S. Eidson dated 7/24/62, for Waycross and Ware County Development Authority, recorded in the office of the Clerk of Ware Superior Court in Plat Book "A",
Page 938, to which plat reference is hereby made for all property purposes.

SUBJECT TO: an Easement for utilities 30 feet wide, beginning at the southwest corner of the intersection of Fulford Road and Industrial Boulevard and extending south of uniform width along the western margin of Industrial Boulevard to the northwest corner of the intersection of Industrial Boulevard and Scapa Drive.

SUBJECT TO: an encroachment for an existing county road across the southeastern corner of said tract at the intersection of Scapa Drive and Industrial Boulevard; reference being made to the above stated plat which sows said encroachment which is approximately 12 feet at its widest point on Scapa Drive, diminishing to 1 along Industrial Boulevard at a distance of approximately 100 feet.

PARCEL TWO: All those plots, pieces parcels or tracts of land situate, lying and being in the County of Ware, State of Georgia, more particularly described as follows:

TRACT  1:

          All that tract or parcel of land situate, lying and being in the 125th and 152nd Land Lots of the Eighth Land District of Ware County, Georgia, and more particularly described as follows:

          To arrive at the Point of Beginning, commence at the northeast corner of the intersection of Albany Avenue Extension with Industrial Boulevard and run thence North 17 1/2 53' East along the east margin a distance of 424 feet to an iron pin at the POINT OR PLACE OF BEGINNING, continue thence North 17 1/2 53' East a distance of 400 feet to a concrete monument; run thence South
72 1/2 7" East a distance of 680 feet to a concrete monument; run thence North 17 1/2 53'41" West a distance of 415 feet; run thence North 26 1/2 37'41" West a distance of 399.4 feet; run thence South
72 1/2 07' East a distance of 598.65 feet; run thence South 01 1/2 10' East a distance of 848.87 feet; run thence South 89 1/2 08' West a distance of 604.97 feet to an axle; run thence South 11 1/2 59' West a distance of 103.70 feet to a concrete monument; run thence North
72 1/2 07' West a distance of 713.5 feet to the POINT OR PLACE OF

BEGINNING.

TRACT 2:

          All of that tract or parcel of land being in Ware
County, Georgia, described as follows: To obtain the starting point of the property hereby conveyed, begin where the center line of U.S. Highway #82 would intersect with the eastern right of way line of Industrial Boulevard, if extended; thence from this point run North 10 1/2 11' East along the easterly margin of Industrial Boulevard a distance of 1036.5 feet to a point on the easterly margin of Industrial Boulevard marked by a concrete marker, which point is the BEGINNING POINT of the property described and conveyed; thence from this Beginning Point run north 18 1/2 11' East along the easterly margin of Industrial Boulevard a distance of 700 feet to a point marked by a concrete marker; thence at an inside angle of 90 1/2 run South 71 1/2 49' East a distance of 400 feet to a point marked by a concrete marker; thence at an inside angle of 132 1/2 19' run South 24 1/2 l8' East a distance of 399.4 feet to a point marked by a concrete marker; thence at an inside angle of 135 1/2 31' run South 18 1/2 11' West a distance of 415 feet to a point marked by a concrete marker; run thence North 71 1/2 49' West a distance of 680 feet to the eastern margin of Industrial
Boulevard, the POINT OR PLACE OF BEGINNING.

                  ASSIGNMENT OF CONTRACT OF LEASE AND RENT

GEORGIA, WARE COUNTY

          FOR VALUE RECEIVED, and for the purpose of furnishing additional security, the undersigned, WAYCROSS AND WARE COUNTY DEVELOPMENT AUTHORITY, does hereby transfer, sell assign unto THE PATTERSON BANK, a banking corporation with offices and place of business in the City of Waycross, Georgia, that certain Contract of Lease and Rent (hereinafter called Lease) made and entered into on the 30th day of December, 1993 by and between Waycross and Ware County Development Authority, a public corporation, and General Manufactured Housing, Inc., a Georgia corporation with offices in Ware County, Georgia. It is agreed and understood that Waycross and Ware County Development Authority, unless and until there is a default under the Security Deed from Waycross and Ware County Development Authority to The Patterson Bank executed contemporaneously herewith, that The Patterson Bank will collect all rents provided for in said Lease, and will enforce all of the terms and provisions of said Lease insofar as they relate to performance by Lessee.

          In the event of default under the Security Deed to The Patterson Bank, said Bank is hereby, authorized to collect all rents and to exercise any and all rights of the undersigned as Lessor in and to said Lease and to enforce all provisions as contained in said Lease.

          In the event and upon payment of the indebtedness of this undersigned to the Bank for which indebtedness this assignment is made, the Bank, its successors and assigns, will surrender this Lease and reassign same to Waycross and Ware County Development Authority, its successors and assigns.

          IN WITNESS WHEREOF, Waycross and Ware County Development Authority has hereunto subscribed its corporate name and affixed its corporate seal by and through its Chairman with the attestation by the Secretary, who are the authorized officers, on this the 30th day of December, 1993.

                                   WAYCROSS AND WARE COUNTY
                                   DEVELOPMENT AUTHORITY

                                   BY: /s/  [illegible]               (SEAL)
                                      CHAIRMAN

                                   ATTEST: /s/  [illegible]           (SEAL)
                                          SECRETARY

Signed, sealed and delivered
in the presence of:

 /s/  [illegible]
WITNESS

 /s/  [illegible]
NOTARY PUBLIC (SEAL)
My commission expires:  July 26, 1997


     [stamped]